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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K/A


                              ____________________


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



               Date of Report
     (Date of Earliest Event Reported):            Commission File Number:
              DECEMBER 1, 1997                             0-22321

                             ____________________


                           WHEELS SPORTS GROUP, INC.
             (Exact name of registrant as specified in its charter)



            NORTH CAROLINA                                56-2007717
       (State of incorporation)                        (I.R.S. Employer
                                                    Identification Number)


                              1368 SALISBURY ROAD
                        MOCKSVILLE, NORTH CAROLINA 27028
                                  704/634-3000
                             ____________________

                        (Address of principal executive
                         offices and telephone number)

                             ____________________
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)(1) Coopers & Lybrand L.L.P. (the "Former Accountants") resigned as independent accountants for Wheels Sports Group, Inc. (the "Company") on December 1, 1997.

         The Former Accountants reported on the Company's financial statements for the fiscal years ended December 31, 1994, 1995 and 1996. The reports of the Former Accountants on the financial statements for such years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's fiscal year ended December 31, 1994, and through the date of this report, there were no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Accountants would have caused them to make reference thereto in their report on the financial statements for such years.

         During the fiscal year ended December 31, 1994 and through the date of this report, the Former Accountants did not advise the Company with respect to any of the matters described in paragraphs (a)(1)(vi)(B)(1) through (3) of Item 304 of Regulation S-B; except that the Former Accountants have advised the Company that the scope of the audit for the year ending December 31, 1997 should be expanded significantly and the issue was not resolved to the Former Accountants' satisfaction prior to their resignation.

(a)(2)   The Registrant has not yet engaged a successor accounting firm.


(a)(3) During each of the three years for which the Former Accountants reported on the Company's financial statements, the Company had a single product line and annual revenues of less than $5 million. During 1997, the Company acquired five privately-held companies, expanded its product lines and increased its revenues. The financial statements of the acquired companies had not previously been audited, and management of the acquired companies were not experienced in the preparation of financial statements in accordance with the rules of the Securities and Exchange Commission. While management believes that internal financial controls were in place, their adequacy and reliability were not known to the Former Accountants.

         As a result of the changes in the size and complexity of the Company, the Former Accountants determined that they would be required to expand significantly the scope of their audit. However, prior to their December 1, 1997 resignation, the Former Accountants had no discussions with the Company's management, Board of Directors or audit committee on the scope, procedures or any other aspect of the 1997 audit. Consequently, there were no disagreements between the Company and the Former Accountants with respect to the scope or conduct of the 1997 audit.

         The Company has authorized the Former Accountants to respond fully to the inquiries of the successor accountants concerning the subject matter of the events and circumstances described above.

         The Company has provided the Former Accountants with a copy of the foregoing disclosures and has requested in writing that the Former Accountants furnish it with a letter addressed to the SEC stating whether or not it agrees with such disclosures. A copy of such letter will be filed as an exhibit to this report in accordance with Item 601 of Regulation S-B.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Not applicable.

(b)      Not applicable.

(c) The letter of the Former Accountants is filed as an exhibit to this report in accordance with the provisions of Item 601 of Regulation S-B.




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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WHEELS SPORTS GROUP, INC.




Date:  December 19, 1997               By:  /s/ HOWARD L. CORRELL

                                          --------------------------------------
                                            Howard L. Correll, President



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                                 EXHIBIT INDEX


                                                                                            Reg. S-B
Exhibit No.                                                                                 Item No.
Item No.                 Description                                                        --------
----------               -----------
16.1              Letter of Coopers & Lybrand L.L.P. dated December 19, 1997 concerning         16
                  change in certifying accountants.






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